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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 16, 1998


                             THE ENSTAR GROUP, INC.
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             (Exact name of registrant as specified in its charter)


         Georgia                        0-7477                  63-0590560
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State of other Jurisdiction    (Commission File Number)      (I.R.S. Employer
     of Incorporation                                       Identification No.)



            172 COMMERCE ST 3RD FLOOR MONTGOMERY, AL        36104
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             (Address of principal executive offices)     (Zip Code)


                                 (334) 834-5483
             (Telephone number, including area code, of registrant)


                                 Not applicable
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         (Former name or former address, if changed since last report)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     The Enstar Group, Inc. (the "Company") sold, through market transactions on July 16 and 17, 1998 by Sterne, Agee & Leach, Inc., 50,000 shares of common stock of First Union Corporation ("First Union") at approximately $50 per share and 155,000 shares of First Union at approximately $55 per share. These sales, aggregating 205,000 shares, were sold in conjunction with the exercise of call options previously sold by the Company. Total proceeds, net of commissions, to the Company were approximately $11 million, resulting in a realized gain of approximately $8.8 million. Additionally, the Company has recognized a cumulative loss of approximately $2 million on mark-to-market adjustments on such call options through the date of the sale. Following the sale, the Company holds 1,027,307 shares of common stock of First Union.
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             THE ENSTAR GROUP, INC.
                                               (Registrant)


Date: July 29, 1998                          By: /s/ Nimrod T. Frazer
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                                                Nimrod T. Frazer
                                                Chairman, President and Chief
                                                Executive Officer